UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 20, 2011

Compressco Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma 73102
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (405) 677-0221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

    On October 20, 2011, the Board of Directors of Compressco Partners GP Inc. (the “Board of Directors”), the general partner of Compressco Partners, L.P. (the “Partnership”), declared a cash distribution attributable to the quarter ended September 30, 2011 of $0.3875 per outstanding unit, which equates to $1.55 per outstanding unit on an annualized basis. The distribution will be payable on November 15, 2011 to the Partnership’s unitholders of record as of the close of business on November 1, 2011.

    On October 21, 2011, the Partnership issued a press release announcing that it plans to publicly release its financial results for the quarter ended September 30, 2011 on Thursday, November 3, 2011 and will hold a conference call at 10:30 a.m. Eastern Time on November 3, 2011 to discuss the earnings results.

    A copy of the press release announcing the cash distribution and schedule for the earnings release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 21, 2011, issued by Compressco Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compressco Partners, L.P.
By:	Compressco Partners GP Inc., its general partner
By:	/s/Gary L. McBride
Gary L. McBride
Chief Financial Officer
Date: October 21, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 21, 2011, issued by Compressco Partners, L.P.